Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces First Quarter 2015 Results

NEW YORK, May 6, 2015 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE: ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the first quarter ended March 31, 2015.

During the first quarter of 2015, the Partnership accomplished the following:

•
Executed an agreement to purchase all of the membership interests of Joliet Bulk, Barge & Rail LLC located in Joliet, Illinois, whose principal assets consist of a crude oil unloading terminal and a 4-mile crude oil pipeline that are in the final stages of construction and in the process of being commissioned

•	Realized petroleum product throughput of 68.3 thousand barrels per day (“mbpd”)

•	Reported revenue, net income and Adjusted EBITDA of $13.6 million, $0.3 million and $7.4 million, respectively

•	Invested $1.3 million of expansion capital to support existing, new and future customer initiatives

•	Generated distributable cash flow of $5.5 million

•	Declared a quarterly cash distribution of $0.41 per unit for the first quarter ended March 31, 2015

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow, please see below in this release and the accompanying tables.

First Quarter 2015 Operational and Financial Results

The Partnership reported first quarter 2015 net income of $0.3 million, a decrease of 84% over first quarter 2014 net income of $1.9 million. The decrease was driven by an increase in one-time transaction related expenses of $0.7 million and an increase of $1.7 million of unit based compensation expense offset by a decrease in operating expenses of $0.8 million as a result of lower utility and contractor expenses associated with reduced transloading activity at the Gulf Coast terminals.

For the first quarter of 2015, the Partnership generated $7.4 million of Adjusted EBITDA, approximately equal to first quarter 2014 Adjusted EBITDA of $7.4 million.

As of March 31, 2015 and 2014, the Partnership's storage capacity was approximately 6.4 million barrels.

The Partnership's throughput activity decreased by 2.1 mbpd, or 3%, to 68.3 mbpd during the first quarter of 2015 compared to the first quarter of 2014. This decrease was due to reduced customer activity and the expiration of customer agreements in Baltimore, MD, Mobile, AL, Norfolk, VA and Saraland, AL, offset by the execution of new customer agreements and increased customer activity in Brooklyn, NY, Cleveland, OH, Selma, NC, and the addition of the Portland Terminal.

The Partnership's revenues increased by approximately $0.3 million, or 3%, to $13.6 million during the first quarter of 2015, compared to first quarter 2014 revenues of $13.2 million. The increase in first quarter revenues was due to (i) execution of new customer agreements in Blakeley, AL and Toledo, OH and (ii) amendments to existing agreements in Brooklyn, NY and Portland, OR offset by a decrease in ancillary services fees driven by a reduction in customer activity in our Gulf Coast terminals.

The Partnership's operating expenses decreased by approximately $0.8 million, or 12%, to $6.3 million during the first quarter of 2015, compared to $7.1 million in the first quarter of 2014. The decrease in operating expenses was primarily due to lower utility and contractor expenses as a result of reduced transloading activity at our Gulf Coast terminals.

On May 1, 2015, the Partnership declared a quarterly cash distribution of $0.41 per unit, or $1.64 per unit on an annualized basis, for the period from January 1, 2015 through March 31, 2015. The distribution will be paid on May 15, 2015 to unitholders of record as of May 11, 2015.

Pending Acquisition

On February 20, 2015, the Partnership announced that its acquisition subsidiary, Arc Terminals Joliet Holdings LLC (the “Acquisition Sub”), entered into a Membership Interest Purchase Agreement dated as of February 19, 2015 (the “Purchase Agreement”) with CenterPoint Properties Trust (“CenterPoint”), pursuant to which the Partnership agreed to acquire, subject to the terms and conditions thereof, Joliet Bulk, Barge, and Rail LLC (“JBBR”), which among other things owns a crude oil unloading terminal facility and a 4-mile crude oil pipeline that are in the final stages of construction in Joliet, Illinois (the “Facility”).

CenterPoint has informed the Partnership that construction is substantially complete and that the first unit train has arrived and been unloaded for the purposes of commissioning the Facility. In addition, CenterPoint has informed the Partnership that JBBR and its major customer have agreed that the commencement date under JBBR’s terminal services agreement will be May 14, 2015. The Partnership continues to plan for a closing of the transaction on or before May 18, 2015. The Partnership cannot give assurances that all conditions precedent to the obligation of the Partnership to close the transaction will be satisfied on or before May 18, 2015. In the event that the closing of the acquisition has not occurred on before May 18, 2015, each of CenterPoint and the Partnership has the right to terminate the Purchase Agreement.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the first quarter 2015 financial results on May 7, 2015, at 8:00 a.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investor Relations” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products.  For more information please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership’s operations; (ix) effects of existing and future laws or governmental regulations; and (x) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and unusual or non-recurring charges. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; (iv) equity earnings from the LNG Interest; plus (v) cash distributions from the LNG Interest.  Distributable Cash Flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as to measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income. Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to net income. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership’s industry, its definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Third-party customers	$11,379	$10,875
Related parties	2,178	2,338
	13,557	13,213
Expenses:
Operating expenses	6,280	7,132
Selling, general and administrative	4,298	1,776
Selling, general and administrative - affiliate	1,076	884
Depreciation	1,844	1,698
Amortization	1,246	1,339
Total expenses	14,744	12,829
Operating (loss) income	(1,187)	384
Other income (expense):
Equity earnings from unconsolidated affiliate	2,489	2,437
Other income	5	-
Interest expense	(951)	(910)
Total other income, net	1,543	1,527
Income before income taxes	356	1,911
Income taxes	52	50
Net income attributable to partners' capital	304	1,861
Other comprehensive loss	(471)	(88)
Comprehensive (loss) income attributable to partners’ capital	$(167)	$1,773

Earnings per limited partner unit:
Common units (basic and diluted)	$0.01	$0.14
Subordinated units (basic and diluted)	$0.01	$0.14

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except unit amounts)
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets:
Current assets:
Cash and cash equivalents	$4,445	$6,599
Trade accounts receivable	3,942	3,746
Due from related parties	946	900
Inventories	349	285
Other current assets	1,673	1,226
Total current assets	11,355	12,756
Property, plant and equipment, net	195,585	195,886
Investment in unconsolidated affiliate	73,333	72,858
Intangible assets, net	32,021	33,189
Goodwill	15,162	15,162
Other assets	2,029	1,737
Total assets	$329,485	$331,588
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$2,025	$2,136
Accrued expenses	1,820	2,133
Due to general partner	2,691	409
Other liabilities	32	34
Total current liabilities	6,568	4,712
Credit facility	111,063	111,063
Other non-current liabilities	2,944	2,747
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (6,867,950 units issued and outstanding at March 31, 2015 and December 31, 2014)	117,796	119,130
Subordinated units – (6,081,081 units issued and outstanding at March 31, 2015 and December 31, 2014)	91,237	93,588
Accumulated other comprehensive (loss) income	(123)	348
Total partners' capital	208,910	213,066
Total liabilities and partners' capital	$329,485	$331,588

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2015	2014
Cash flow from operating activities:
Net income	$304	$1,861
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,844	1,698
Amortization	1,246	1,339
Equity earnings from unconsolidated affiliate, net of distributions	(714)	(686)
Amortization of deferred financing costs	96	94
Unit-based compensation	1,535	-
Changes in operating assets and liabilities:
Trade accounts receivable	(196)	423
Due from related parties	(45)	(183)
Inventories	(64)	27
Other current assets	(447)	(347)
Other assets	-	(1)
Accounts payable	(321)	(517)
Accrued expenses	(314)	(412)
Due to general partner	2,282	87
Other liabilities	197	1,112
Net cash provided by operating activities	5,403	4,495
Cash flows from investing activities:
Capital expenditures	(1,334)	(1,800)
Investment in unconsolidated affiliate	(310)	(165)
Net cash used in investing activities	(1,644)	(1,965)
Cash flows from financing activities:
Distributions	(5,309)	(2,673)
Deferred financing costs	(389)	(195)
Distribution equivalent rights paid on unissued units	(215)	-
Net cash used in financing activities	(5,913)	(2,868)
Net decrease in cash and cash equivalents	(2,154)	(338)
Cash and cash equivalents, beginning of period	6,599	4,454
Cash and cash equivalents, end of period	$4,445	$4,116

ARC LOGISTICS PARTNERS LP
RECONCILIATION OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In thousands, except operating data)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net Income	$304	$1,861
Income taxes	52	50
Interest expense	951	910
Depreciation	1,844	1,698
Amortization	1,246	1,339
One-time transaction expenses (a)	1,285	444
Non-cash unit-based compensation	1,543	-
Non-cash charges (b)	190	1,090
Adjusted EBITDA	$7,415	$7,392
Cash interest expense	(906)	(856)
Cash income taxes	(52)	(50)
Maintenance capital expenditures	(288)	(436)
Equity earnings from the LNG Interest	(2,489)	(2,437)
Cash distributions received from the LNG Interest	1,775	1,751
Distributable Cash Flow	$5,455	$5,364

	Three Months Ended
	March 31,
	2015	2014
Selected Operating Data:
Storage capacity (bbls)	6,425,100	6,425,100
Throughput (bpd)	68,295	70,404

_________________
(a)
The one-time transaction expenses relate to due diligence and transaction expenses incurred in connection with acquisition related activity as described in the Partnership's existing credit facility agreement.

(b)	The non-cash charges relate to the accounting treatment for the Portland terminal lease transaction.